Exhibit 10.2

LETTER AGREEMENT

August 29, 2023

Blockchain Coinvestors Acquisition Corp. I

Re:	Business Combination Agreement Exclusivity Amendment

Ladies and Gentlemen:

Reference is made to the Business Combination Agreement (as amended, the “Agreement”), dated as of November 10, 2022, by and among Blockchain Coinvestors Acquisition Corp. I, an exempted company incorporated in the Cayman Islands with limited liability (“BCSA”), BCSA Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Qenta Inc., a Delaware corporation (the “Company” and collectively with BCSA and Merger Sub, the “Parties”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement.

For good and other valuable consideration, this letter memorializes our agreement to amend the Agreement as follows:

1.    The defined term “Company Competing Acquisition” set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

“Company Competing Acquisition” means (a) any direct or indirect acquisition (or other business combination), in one or a series of related transactions involving a special purpose acquisition company or similar “blank check company”, (i) of the Equity Securities of the Company, in each case, that, if consummated, would result in a Person acquiring beneficial ownership of 15% or more of any class of outstanding voting Equity Securities of the Company or 15% or more of the outstanding voting Equity Securities of the Company (regardless of class) or (ii) of all or a portion of assets or businesses of the Group Companies which constitute 15% or more of the fair market value of the Group Companies, taken as a whole (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise), or (b) any direct or indirect acquisition, in one or a series of related transactions involving a special purpose acquisition company or similar “blank check company”, of 15% or more of any class of outstanding voting Equity Securities of the Company or 15% or more of the outstanding voting Equity Securities of the Company (regardless of class) (in each case of clauses (a) and (b) other than pursuant to the settlement of Company RSUs in accordance with the terms of the Company Equity Plan, the underlying grant, award or similar agreement (as applicable)). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the Transactions or any transaction with any BCSA Party shall constitute (in whole or in part) a Company Competing Acquisition.”

2.    Section 5.7 of the Agreement is hereby amended and restated in its entirety as follows:

“[Removed and reserved.]”

3.    Except as expressly waived, modified or amended hereby or in any other document signed by each and all of the parties thereto, the Agreement shall remain in full force and effect.

4.    This agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which will constitute the same agreement. This agreement may be delivered by PDF, fax or any other means of electronic transmission, each of which will be deemed an original

[Signature Pages Follow]

Very truly yours, QENTA INC.

By:	/s/ Brent de Jong
Name: Brent de Jong
Title: Chairman and CEO

BLOCKCHAIN COINVESTORS ACQUISITION CORP. I

By:	/s/ Lou Kerner
Name:	Lou Kerner
Title:	Chief Executive Officer

BCSA MERGER SUB, INC.

By:	/s/ Lou Kerner
Name:	Lou Kerner
Title:	Chief Executive Officer

[SIGNATURE PAGE TO LETTER AGREEMENT]